Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is entered into as of August 30, 2006 between ZiLOG, Inc. (the "Company") and James Thorburn ("Employee") (together the "Parties").

WHEREAS, Employee is currently employed by the Company as its Chief Executive Officer ("CEO") on an at-will basis;

WHEREAS, Employee has decided to resign from his position as CEO and as a director, officer and employee of the Company and its subsidiaries as of August 30, 2006 (the "Separation Date"); and

WHEREAS, the Parties desire to resolve, fully and finally, all matters relating to Employee's employment with, and separation from, the Company.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee, each intending to be legally bound, hereby agree as follows:

1.            SEPARATION. The Parties hereby agree that Employee's employment with the Company and any of its subsidiaries shall end as of the Separation Date and Employee hereby resigns as a director and officer of the Company and each of its subsidiaries as of the Separation Date.

2.	CONSIDERATION.

a.            In consideration of Employee's release of all claims and other covenants and agreements contained herein, and provided that Employee has not exercised any revocation rights as provided in Section 5 below and has not breached any covenants contained in this Agreement, the Company shall provide Employee with the following payments and benefits (together, the "Consideration"):

(i)          The Company shall pay Employee the total sum of $486,000 minus all applicable tax withholding, payable as follows: (A) the amount of $243,000, minus all applicable tax withholding, payable in six (6) equal monthly installments beginning on the date that is one (1) month after the Effective Date (as defined herein) of this Agreement and continuing until the date that is six (6) months after the Effective Date of this Agreement and (B) the amount of $243,000, minus all applicable tax withholding, payable on the date that is one (1) year after the Effective Date of this Agreement (each date specified herein for payment a "Payment Date");

(ii)        Effective as of the Effective Date, 28,000 shares of Company common stock that are subject to the restricted stock award granted to Employee on November 10, 2005, shall immediately vest and all other shares of company common stock subject to that award or any other restricted stock award granted to Employee which are not yet vested as of that date or with respect to which the restrictions have not lapsed as of that date, shall be forfeited;

(iii)       If Employee timely elects COBRA continuation coverage the Company will pay Employee's COBRA premiums (i.e., the COBRA premiums the Employee would have to pay to continue the medical, dental and/or vision coverage Employee and, if applicable, his eligible dependents had immediately prior to the Separation Date) for the shorter of (A) the period of twelve (12) months from the Separation Date, or (B) the period from the Separation Date until such time as Employee becomes eligible for health insurance benefits through a subsequent employer. After such period of Company-paid coverage, Employee (and, if applicable, Employee's eligible dependents) may continue COBRA coverage at Employee's own expense in accordance with COBRA and no provision of this Agreement will affect the continuation coverage rules under COBRA. Amounts paid under this Section 2(a)(iii) will be subject to tax withholding as required by applicable law;

(iv)       The Company will either continue Employee's disability insurance coverage or, if the Company elects, reimburse Employee for the premiums under an individual disability insurance policy that is approved in advance by the Company for the shorter of (A) the period of twelve (12) months from the Separation Date, or (B) the period from the Separation Date until such time as Employee becomes eligible for disability insurance coverage through a subsequent employer;

(v)        The Company will provide Employee with his Company-issued laptop. The Company will report the current value of the laptop as regular income to Employee.

b.            This Agreement shall become effective on the eighth (8th) day after the date that Employee delivers this signed Agreement to the Company (the "Effective Date"), conditioned upon Employee not exercising his revocation rights as set forth in Section 5 herein. In the event Employee does not sign or revokes this Agreement pursuant to Section 5 herein, the Employee shall have no right to the Consideration.

c.            Employee must be in full compliance with all of the terms and obligations under this Agreement as of each Payment Date in order to receive the remaining, unpaid Consideration. Employee agrees that in the event he breaches any term of this Agreement, the Company shall not be obligated to provide, and Employee shall have no right to receive, the Consideration and any portion of the Consideration already paid to Employee must be returned to the Company immediately.

d.            Employee acknowledges that he has received all unpaid wages and accrued but unused vacation earned through the Separation Date. Employee acknowledges and agrees that the Consideration is in addition to any sums or benefits otherwise owed to Employee and such Consideration is provided solely in exchange for the waiver and release of all claims and other covenants and agreements contained herein.

e.            Notwithstanding anything in this Agreement to the contrary, if required by section 409A of the Internal Revenue Code of 1986, as amended, to avoid the imposition of additional taxes, the amounts described in Sections 2(a)(iii) or (iv) hereof, to the extent required to be paid but not yet paid, shall be paid on the date that is six months following the date on which Employee's termination of employment occurs.

3.            RELEASE. In exchange for the Consideration provided pursuant to Section 2 above, Employee fully releases and forever discharges the Company and its parent, subsidiaries, predecessors, successors and assigns, as well as each of their officers, directors, employees, agents and shareholders (collectively, the "Released Parties"), from any and all liability upon any and all claims, charges, complaints, liens, demands, causes of action, obligations or damages, known or unknown, suspected or unsuspected, that Employee had, now has or may hereafter claim to have against the Released Parties arising out of or relating in any way to: (i) Employee’s hiring by, employment with, association with or separation from the Company or (ii) any event, series of events, occurrences, acts or failures relating in any way to any of the Released Parties occurring at any time up to the date of this Agreement (the "Release"). This Release specifically extends to, without limitation, any claims or causes of action for wrongful termination, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, personal injury, loss of future earnings, and any claims under the California constitution, the United States Constitution and any applicable local, state and federal statutes, regulations or ordinances, including, but not limited to, the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended (the "ADEA"), the Older Workers Benefit Protection Act, as amended, the Fair Labor Standards Act, as amended, the Americans with Disabilities Act of 1990, as amended the Rehabilitation Act of 1973, as amended, Section 806 of the Sarbanes-Oxley Act, the Worker Adjustment and Retraining Notification Act, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act, the California Fair Employment and Housing Act, as amended, the California Family Rights Act, as amended and the California Labor Code Section 1400 et seq.; provided, however, that this Release shall not waive or otherwise affect or modify any rights Employee may have under his Indemnification Agreement with the Company, a form of which was filed with the Securities and Exchange Commission on March 31, 2005 or any rights to indemnification pursuant to California Labor Code § 2802.

4.            WAIVER. Employee expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California ("Section 1542") with respect to the Released Parties. Section 1542 states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, Employee understands and agrees that this Agreement is intended to include all claims, if any, which Employee may have and which Employee does not now know or suspect to exist in his favor against the Released Parties and that this Agreement extinguishes those claims. Employee further agrees that if he, in contravention of this Section 4, asserts any claims against the Company or otherwise attempts to avail himself of the benefits of Section 1542, he will immediately return to the Company all Consideration previously paid to him pursuant to Section 2 of this Agreement and the Company will have no obligation to pay Employee any Consideration not yet paid.

5.            REVIEW AND REVOCATION RIGHTS. Employee understands that he is waiving his rights under the ADEA and thus:

a.            Employee has been informed and understands and agrees that he has twenty-one (21) calendar days after receipt of this Agreement to consider whether to sign it;

b.            Employee has been informed and understands and agrees that he may change his mind and revoke this Agreement at any time during the seven (7) calendar days after this Agreement is signed, in which case none of the provisions of this Agreement will have any effect. Employee may revoke the Agreement by delivering a written notification of his revocation to: Thomas Ivey at Skadden, Arps, Slate, Meagher & Flom, LLP, via e-mail at tivey@skadden.com or via mail to 525 University Avenue, Suite 1100, Palo Alto, California, 94301.

c.            Employee agrees that prior to signing this Agreement, he read and understood each and every provision of this Agreement;

d.             Employee agrees that prior to signing this Agreement, he had the opportunity to consult with an attorney of his choosing regarding the effect of each and every provision of this Agreement.

e.            Employee acknowledges and agrees that he knowingly and voluntarily entered into this Agreement with complete understanding of all relevant facts, and that he was neither fraudulently induced nor coerced to enter into this Agreement.

6.            REPRESENTATIONS. Employee makes the following representations, each of which is an important consideration to the Company's willingness to enter into this Agreement with Employee:

a.            Employee acknowledges that the Company is not entering into this Agreement because it believes that Employee has any cognizable legal claim against the Released Parties. If Employee elects not to sign this Agreement, the fact that this Agreement was offered in the first place will not be understood as an indication that the Released Parties believed Employee was discriminated against or treated unlawfully or improperly in any respect.

b.            Employee acknowledges and agrees that the execution, delivery and performance of this Agreement by the Company shall not be construed as an admission of liability of any kind on the part of, or as evidence of any unlawful or improper conduct of any kind by, the Company or any of its officers, directors, employees, agents and shareholders and any and all such liability and conduct is expressly denied.

c.            Employee is aware that, by signing this Agreement, which includes a release and waiver of all claims, Employee is giving up any right to sue the Released Parties in court for any claims which Employee has or believes to have based upon any event or circumstances which occurred or existed on or before the date that this Agreement is signed. Employee also acknowledges that if any charge or complaint is filed by Employee or on Employee's behalf with an administrative agency, court or in any other forum, Employee will not seek or accept any personal relief in such proceedings.

d.            Employee acknowledges that he has not filed any complaints or charges with any court or administrative agency against the Released Parties on or prior to the date of signing this Agreement, which have not been dismissed, closed, withdrawn or otherwise terminated on or prior to the date of this Agreement.

7.            TAXES. Any and all tax liabilities of Employee incurred as a result of the payments made or benefits provided under this Agreement, whether in the United States or any other country, shall be the sole responsibility of Employee.

8.            NON-DISPARAGEMENT COVENANT. Employee agrees that he shall not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of, or are intended to disparage, discredit or injure, the Company, its reputation, the products and services it offers or any of its partners, affiliates, successors, assigns, including any of its present or former officers, directors, partners, agents, or employees. Employee further agrees that he will not make any statements or engage in any conduct that would in any manner harm the Company's reputation, relationships and goodwill with its customers, suppliers, employees and others having business dealings with the Company.

9.	CONFIDENTIALITY; PROPRIETARY INFORMATION.

a.            Employee acknowledges and understands that this Agreement will be publicly filed in accordance with applicable law.

b.            Employee acknowledges that, as a result of his employment with the Company, he has had access to and knowledge of confidential information of the Company, including, but not limited to, the identity of the Company's customers, the identity of the representatives of customers with whom the Company has dealt, the kinds of services provided by the Company to customers and offered to be performed for potential customers, the manner in which such services are performed or offered to be performed, the service needs of actual or prospective customers, pricing information, information concerning the creation, acquisition or disposition of products and services, customer maintenance listings, computer software applications and other programs, personnel information, and other trade secrets (the "Confidential Information"). Employee acknowledges and agrees that the direct and indirect disclosure of any such Confidential Information to existing or potential competitors of the Company would place the Company at a competitive disadvantage and would do damage, monetary or otherwise, to the Company's business. Accordingly, Employee agrees that at all times hereafter, Employee shall not, directly or indirectly, make known, disclose, furnish, make available or utilize any of the Confidential Information unless he receives Company’s express written consent, or unless it is required to be disclosed by a court order, subpoena or other government process. Employee agrees that, as of the end of the business day on the Separation Date, he will return to the Company all Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner.

10.          NON-SOLICITATION AND NON-INTERFERENCE. In exchange for the Consideration provided pursuant to Section 2 above and other covenants and agreements contained herein, for a period of one (1) year following the Separation Date, Employee agrees that he will not, directly or indirectly, for the benefit of himself or any other person, firm or entity, do any of the following: (i) solicit any customer of the Company on behalf of any company, entity or person that is engaged in a business that is competitive with the business of the Company or otherwise induce or attempt to induce any customer of the Company to cease doing business in whole or in part with the Company; (ii) on behalf of any company, entity or person that is engaged in a business that is competitive with the business of the Company solicit any potential customer of the Company, which has been the subject of a known written or oral bid, offer or proposal by the Company, or of any known substantial preparation with a view to making such a bid, proposal or offer, within six (6) months prior to the Separation Date; or (iii) solicit the employment or services of any person employed by, or retained as a consultant to, the Company or otherwise induce or attempt to induce any such person to terminate his or her employment or consulting relationship with the Company.

11.          COOPERATION WITH LITIGATION. Employee agrees that, if and when requested to do so by the Company, he will make himself reasonably available to, and will cooperate in all reasonable respects with, the Company, its officers and directors and their respective counsel in connection with any litigation, proceeding or investigation. It is understood and agreed that Employee shall not be required to devote more than five (5) days of his time pursuant to any particular request by the Company under this Section 11, unless the Parties shall have mutually agreed upon a reasonable rate of compensation to be paid to employee in consideration of his service. Upon written request accompanied by appropriate documentation, the Company agrees to reimburse Employee for any reasonable out-of-pocket expenses incurred by Employee in connection with any actions taken by Employee pursuant to this Section 11.

12.          DISPUTE RESOLUTION. The Parties hereby agree that any disagreement, claim or controversy arising under or in connection with this Agreement or otherwise relating to Employee's employment with, or termination of employment from the Company shall be settled exclusively by arbitration before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "Rules"), provided, that the arbitrator shall allow for discovery sufficient to adequately arbitrate any statutory claims, including access to essential documents and witnesses; provided further, that the Rules shall be modified by the arbitrator to the extent necessary to be consistent with applicable law. The Parties further agree that injunctive relief may be sought by either Party pursuant to Section 1281.8 of the California Code of Civil Procedure. The arbitration shall take place in San Jose, California or at another location agreed to by the Parties. The award of the arbitrator with respect to such disagreement, claim or controversy shall be in writing with sufficient explanation to allow for such meaningful judicial review as permitted by law, and that such decision shall be enforceable in any court of competent jurisdiction and shall be binding on the Parties. The remedies available in arbitration shall be identical to those allowed at law. The arbitrator shall be entitled to award reasonable attorneys' fees to the prevailing party in any arbitration or judicial action under this Agreement, consistent with applicable law. The Company and Employee each shall pay its or his own attorneys' fees and costs in any such arbitration, provided that, the Company shall pay for any costs, including the arbitrator's fee, that Employee would not have otherwise incurred if the dispute was adjudicated in a court of law, rather than through arbitration

13.          GOVERNING LAW. This Agreement and all rights, duties and remedies hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to its choice of law rules.

14.          SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions. The Parties agree that all rights and obligations of the Parties hereunder shall be enforceable to the fullest extent permitted by law.

15.          AMENDMENTS. This Agreement may not be amended or modified other than by a written instrument signed by the Company and Employee.

16.          EACH PARTY THE DRAFTER. This Agreement and the provisions contained in it shall not be construed or interpreted for or against any party to this Agreement because that party drafted or caused that party's legal representative to draft any of its provisions.

17.          DESCRIPTIVE HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

18.          COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

19.          ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between the Parties and neither party shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement. Employee acknowledges and agrees that in executing this Agreement, he does not rely, and has not relied upon, any representation or statement of the Company or any of its officers, directors, agent or employees, not set forth herein with regard to the subject matter or effect of this Agreement or otherwise.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

ZiLOG, INC.	EMPLOYEE
/s/ Richard Sanquini Richard L. Sanquini Member, Board of Directors	/s/ James Thorburn James Thorburn

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